Exhibit 16.1

                               Cuthill & Eddy LLP



July 17, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the current Report on Form 8-K of Accufacts Pre Employment Screening Inc. and we agree with the statements therein as they relate to our firm.

Very truly yours,
CUTHILL & EDDY LLP



By:     /s/ CUTHILL & EDDY LLP
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